UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52161 (Commission File Number)	264204714 (IRS Employer Identification No.)

4730 Tejon St., Denver, Colorado 80211
(Address of principal executive offices and Zip Code)

323-556-0746
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth below under “Item 8.01 Other Events” regarding the Advisory Board Shares is incorporated herein by reference. The issuance of the Advisory Board Shares was/will be exempt from registration pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Act”), since the issuances did not/will not involve a public offering, the recipients took/will take the securities for investment and not resale, the Registrant took/will take appropriate measures to restrict transfer, and the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Act. None of these securities may be re-offered or resold absent either registration under the Act or the availability of an exemption from the registration requirement.

Item 8.01 Other Events.

Effective June 27, 2014, Jammin Java Corp. (the “Company”, “we” or “us”), formed an Advisory Board to provide strategic guidance, independent advice and recommendations to the Board of Directors (the “Directors”) on the organization, funding, plan of operations, proposed joint ventures and partnerships, governance, marketing and expansion of the Company and its products and services, and on such other matters as the Directors may from time to time request input and guidance on. The Advisory Board has no authority to bind the Company or the Directors on any matters and was formed only to provide the Directors non-binding guidance and advice as requested by the Directors from time to time.

Effective on June 27, 2014, the Directors appointed (1) Mr. Michael Higgins; and (2) Mr. Anthony Schiano, as the initial members of the Advisory Board. The Directors also agreed to compensate the Advisory Board members for agreeing to be appointed to the Advisory Board and for services to the Advisory Board through the issuance of shares of common stock of the Company totaling $30,000 per year (the “Yearly Fees”).  The first Yearly Fees were payable to the Advisory Board members in connection with their appointment to the Advisory Board. As such, subject to certain confirmations and qualifications, each Advisory Board member will be issued 100,000 shares of restricted common stock of the Company (the “Advisory Board Shares”), representing the total number of shares of common stock equal to the total $30,000 in Yearly Fees divided by the five day average of the closing price of the Company’s common stock on the date immediately preceding the date of the grant of such shares ($0.30 per share).  The Advisory Board Shares are subject to forfeiture and vest to the members of the Advisory Board at the rate of 1/4th of such shares (25,000 shares) per quarter, on each of September 27, 2014, December 27, 2014, March 27, 2015 and June 27, 2015 (the “Vesting Dates” and “Vesting Terms”), provided that such applicable Advisory Board member remains a member of the Advisory Board through such periods.  Any unvested shares held by an Advisory Board member upon their removal, resignation or death will be forfeited back to the Company.

Brief biographical information of the Advisory Board members is provided below:

Mr. Michael Higgins

Mr. Higgins is the Co-Chief Executive Officer of Mother Parker's Tea & Coffee Inc., one of the largest coffee and tea manufacturers in North America (“Mother Parker’s”). As described in greater detail in the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2014, filed with the Securities and Exchange Commission on June 16, 2014, effective May 20, 2014, we entered into a License Agreement with Mother Parker’s, pursuant to which we granted Mother Parker’s the exclusive right to manufacture, process, package, label, distribute and sell single serve hard capsules (which excludes single serve soft pods) on behalf of the Company in Canada, the United States of America and Mexico. A significant portion of the Company’s revenue comes from sales to and through Mother Parker’s. Additionally, as described in greater detail in the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2014, the Company entered into a Subscription Agreement with Mother Parker’s in April 2014, pursuant to which Mother Parkers purchased 7,333,529 units from the Company for $2.5 million, each unit consisting of one share of the Company’s common stock; and one warrant to purchase one share of common stock at $0.51135 per share for a term of three years.

Mother Parker’s combines state-of-the-art technology and new product innovation with more than 100 years of quality and service excellence to deliver an exceptional beverage experience in mainstream and specialty coffee, tea, and complementary beverages.

We believe that Mr. Higgins is one of the beverage industry’s most experienced sales and marketing executives. He has worked in Mother Parker’s family-owned company for over 40 years, playing an instrumental role in building the company’s owned brands and customer relationships in both foodservice and retail channels. In addition, he plays a pivotal role in overseeing Mother Parker’s successful business partnerships with Trans Herbe, a herbal tea specialist and Qusac, a coffee decaffeination company; both as a Board Member and advisor.

Along with his brother and Co-Chief Executive Officer, Mr. Higgins has led the significant development of his company’s brands, including Mother Parkers coffee, Higgins & Burke™ tea, Martinson® coffee and cocoa, and Brown Gold coffee, as well as the private label tea and coffee brands of many of North America’s largest grocery and restaurant chains. Most recently under the Higgins’ leadership, Mother Parkers introduced breakthrough innovation with the launch of RealCup™ single-serve capsules featuring a patented non-woven filter, and EcoCup™, a new recyclable capsule that’s compatible with all K-cup® brewers.

As Co-Chief Executive Officers of Mother Parkers, Michael Higgins and his brother have earned the recognition of their peers and industry partners through several awards including the Golden Pencil from the Food Industry Association of Canada, the Successors Award for Canadian Business, and a Canadian Passion Capitalist recognition for having achieved sustainable success by creating “Passion Capital” amongst their employees. During the same period, Mother Parker’s was named one of Canada’s 50 Best Managed Private Companies for three successive years and received several prestigious awards including: Outstanding Large Business of the Year Award from the Mississauga Board of Trade; Best New Plant of the Year Award in the United States for the new Fort Worth production facility; the Mayor’s Global Business Award in Fort Worth, Texas; and a Family Enterprise of the Year award from the Canadian Association of Family Enterprise.

Mr. Higgins is currently a director of the Tea Council of Canada. He is also a past-president of the Tea & Coffee Association of Canada, a former member of the Board of Governors of St. Andrew’s College, and past chairman and director of St. Bernard’s Hospital.

Mr. Anthony Schiano

Mr. Schiano is the Principal at Business Solutions International (BSI), a consulting firm to Retailers, Equity Capital Managers, and Financial Analysts. He also serves as a board member for Furmano’s, a food service company, and Clemens Family Corporation, DBA Hatfield Quality Meats et al. Mr. Schiano is an Advisory Board Member for Four Seasons Produce and Board Member for Burle Industries.

Mr. Schiano has over 34 years of experience in the supermarket industry, having served as President/CEO for Giant Food Stores L.L.C. (a subsidiary of Royal Ahold N.V)(“Giant”), one of the leading supermarket chains in the United States with over 260 locations in six states. During Mr. Schiano’s tenure, Giant doubled its number of stores and nearly tripled its sales and operating earnings.

Mr. Schiano received a Lifetime Achievement Award from The Central Pennsylvania Chapter of Sales and Marketing Executives International (SMEI) for his record of accomplishment in sales and marketing in the business community.

The Company plans to announce the formation of the Advisory Board and the appointment of the Advisory Board members via a press release on June 30, 2014, and a copy of such planned press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Press Release dated June 30, 2014

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jammin Java Corp.

Date: June 27, 2014	By:	/s/ Anh Tran
Anh Tran
President

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated June 30, 2014

* Furnished herewith.